Exhibit 4.1

Execution Version

FIRST SUPPLEMENTAL INDENTURE, dated as of March 27, 2023 (this “Supplemental Indenture”), among the entities listed in Schedule I hereto (each a “Guarantor” and collectively, the “Guarantors”), Regal Rexnord Corporation (the “Company”), and each other then-existing Guarantor under the Indenture referred to below (the “Existing Guarantors”), and U.S. Bank Trust Company, National Association, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Existing Guarantors, and the Trustee have heretofore become parties to an Indenture, dated as of January 24, 2023 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Notes;

WHEREAS, Section 4.08 of the Indenture provides that the Company is required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall guarantee the due and punctual payment of the principal of and any premium and interest on such Note, when and as the same shall become due and payable in accordance with the terms of such Note and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in Article XI of the Indenture;

WHEREAS, each Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Guarantor is dependent on the financial performance and condition of the Company, and the obligations hereunder of which such Guarantor has guaranteed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.             Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.             Agreement to Guarantee. Each Guarantor hereby agrees, jointly and severally with all other Guarantors and fully and unconditionally, to guarantee the due and punctual payment of the principal of and any premium and interest on the Notes, when and as the same shall become due and payable in accordance with the terms of such Note and this Indenture on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor.

3.             Termination, Release and Discharge. Each Guarantor’s Guarantee shall terminate and be of no further force or effect, and each Guarantor shall be released and discharged from all obligations in respect of such Guarantee, as and when provided in Section 11.03 of the Indenture.

4.             Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Guarantor’s Guarantee or any provision contained herein or in Article XI of the Indenture.

5.             Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES, OR THE GUARANTEE, AND ANY TRANSACTIONS CONTEMPLATED THEREBY.

6.             Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, protections, indemnities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

7.             Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor.

8.             Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes.

9.             Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

REGAL REXNORD CORPORATION By:
/s/ Robert Rehard
Name:	Robert Rehard
Title:	Vice President and Chief Financial Officer

REGAL BELOIT AMERICA, INC., Existing Guarantor By:
/s/ Robert Rehard
Name:	Robert Rehard
Title:	Vice President and Chief Financial Officer

REXNORD INDUSTRIES, LLC, Existing Guarantor By:
/s/ Susan Lewis
Name:	Susan Lewis
Title:	Chief Financial Officer and Treasurer

LAND NEWCO, INC., Existing Guarantor By:
/s/ Susan Lewis
Name:	Susan Lewis
Title:	Chief Financial Officer and Treasurer

ALTRA INDUSTRIAL MOTION CORP., AMERICAN PRECISION INDUSTRIES INC., KOLLMORGEN CORPORATION, THOMSON INDUSTRIES, INC. and THOMSON LINEAR LLC

By:
/s/ Robert Rehard
Name:	Robert Rehard
Title:	Treasurer

AS MOTION NORTH AMERICA INC., NOOK INDUSTRIES, LLC and PASCI MOTION CONTROL, INC.

By:
/s/ Robert Rehard
Name:	Robert Rehard
Title:	Chief Financial Officer and Treasurer

AMERIDRIVES INTERNATIONAL, LLC, BOSTON GEAR LLC, FORMSPRAG LLC, GUARDIAN COUPLINGS LLC, INERTIA DYNAMICS LLC, KILIAN MANUFACTURING CORPORATION and WARNER ELECTRIC, LLC
By:
/s/ Susan Lewis
Name:	Susan Lewis
Title:	Chief Financial Officer and Treasurer

TB WOOD’S CORPORATION and TB WOOD’S INCORPORATED
By:
/s/ Susan Lewis
Name:	Susan Lewis
Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By:
/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

Schedule I

Guarantors

Entity Name	Jurisdiction of Incorporation or Formation

Altra Industrial Motion Corp.

American Precision Industries Inc.

Ameridrives International, LLC

AS Motion North America Inc.

Boston Gear LLC

Formsprag LLC

Guardian Couplings LLC

Inertia Dynamics, LLC

Kilian Manufacturing Corporation

Kollmorgen Corporation

Nook Industries, LLC

PacSci Motion Control, Inc.

TB Wood’s Corporation

TB Wood’s Incorporated

Thomson Industries, Inc.

Thomson Linear LLC

Warner Electric, LLC

Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware New York Nevada Massachusetts Delaware Pennsylvania New York Delaware Delaware